UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: November 2, 2015
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	27-2767540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Summit Lake Drive, Suite 100 Valhalla, New York	10595
(Address of principal executive offices)	(Zip Code)
914-345-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.
Amendment to Loan and Security Agreement
On November 2, 2015, Turtle Beach Corporation (the “Company”) entered into an amendment (the “Term Loan Amendment”) to its Term Loan, Guaranty and Security Agreement, dated July 22, 2015 (as amended, the “Term Loan Agreement”) by and among the Company, Voyetra Turtle Beach, Inc., (“Voyetra” and together with the Company, the “US Borrowers”), Turtle Beach Europe Limited (“TB Europe” and together with the US Borrowers, the “Borrowers”), VTB Holdings, Inc., as guarantor (“VTB” and together with the Borrowers, the “Obligors”), Crystal Financial SPV LLC and the other lenders party to the Term Loan Agreement from time to time (collectively, the “Term Loan Lenders”), and Crystal Financial LLC, as agent for the Term Loan Lenders, sole lead arranger and sole bookrunner (the “Term Loan Agent”).
The Term Loan Amendment amended certain provisions of the Term Loan Agreement to, among other things, provide (a) that upon receipt of the proceeds from the future issuance of subordinated notes, the US Borrowers and VTB will immediately apply 100% of such proceeds to prepay certain of the Term Loans in an amount equal to $2,500,000, (b) that the Obligors will make certain periodic reports to the Term Loan Agent and the Term Loan Lenders with respect to certain financial metrics, and (c) that the existing financial covenants in the Term Loan Agreement are suspended for the month of September, October, and November and the Obligors maintain certain amended EBITDA levels during the months ended September 30, 2015 through (and including) the month ending November 30, 2015.
Amendment to Credit Agreement
On November 2, 2015, the Company also entered into an amendment (the “ABL Amendment”) to its Loan, Guaranty and Security Agreement, dated March 31, 2014 (as amended, the “ABL Agreement”), by and among the Company, the Obligors, the financial institutions party thereto as lenders (collectively, the “ABL Lenders”), and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the Lenders (the “ABL Agent”).
The ABL Amendment amended certain provisions of the ABL Agreement to, among other things, provide (a) that the Obligors will make certain periodic reports to the ABL Agent and ABL Lenders with respect to certain financial metrics, (b) that the existing financial covenants in the ABL Agreement are suspended for the months of September, October, and November and the Borrowers maintain certain amended EBITDA levels during the months ended September 30, 2015 through the month ending November 30, 2015, and (c) that the loan availability is decreased by an additional block.
The foregoing descriptions of the Term Loan Amendment and the ABL Amendment do not purport to be complete and are qualified in their entirety by the full texts of the Term Loan Amendment and the ABL Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.
The information in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment, dated November 2, 2015, to Term Loan, Guaranty and Security Agreement, dated July 22, 2015, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc. Turtle Beach Europe Limited, VTB Holdings, Inc., Crystal Financial LLC, as agent sole lead arranger and sole bookrunner and the other parties thereto.

10.2
Sixth Amendment, dated November 2, 2015, to Loan, Security and Guarantee Agreement, dated as of March 31, 2014, among Parametric Sound Corporation and Voyetra Turtle Beach, Inc. as US Borrowers and UK Guarantors, Turtle Beach Europe Limited as UK Borrower, PSC Licensing Corp. and VTB Holdings, Inc. as a US Guarantor and a UK Guarantor, and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	November 5, 2015	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary